                                                                     EXHIBIT 3.1
                              STATE OF WASHINGTON

                              [SEAL APPEARS HERE]

                              SECRETARY OF STATE

I, RALPH MURNO, Secretary of State of the State of Washington and custodian of its seal, hereby certify this certificate that the attached is a true and correct copy of

                           ARTICLES OF INCORPORATION

                                      of

                           GLOBALTEL RESOURCES, INC.


                 as filed in this office on November 17, 1994


[SEAL APPEARS HERE]                  Date:  March 7, 1997
                                   Given under my hand and the Seal of the State of Washington at Olympia, the State Capital


                                   /s/ Ralph Munro
                                   ---------------------------------------------
                                   Ralph Munro, Secretary of State

                                   E. KELLY

                              STATE OF WASHINGTON

________________________________________________________________________________

                              [SEAL APPEARS HERE]

               ------------------------------------------------
                              SECRETARY of STATE
               ------------------------------------------------

I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

                         CERTIFICATE OF INCORPORATION


                                      to


                           GLOBALTEL RESOURCES, INC.


a Washington Profit corporation. Articles of incorporation were filed for record in this office on the date indicated below:


U.B.I. Number    601 586 302                            Date:  November 17, 1994




                               Given under my hand and the seal of the State of Washington, at Olympia, the State Capitol


                                 /s/ Ralph Munro
                               ------------------------------------------------
                                 Ralph Munro, Secretary of State

                           ARTICLES OF INCORPORATION
                                      OF
                           GLOBALTEL RESOURCES, INC.


                                  ARTICLE I.
                                  ----------

                                     NAME

     The name of this corporation is GlobalTel Resources, Inc.

                                 ARTICLE II.
                                 -----------

                                  PURPOSES

     This corporation is organized to engage in any business, trade or activity which may be conducted lawfully by a corporation organized under the Washington Business Corporation Act.

                                 ARTICLE III.
                                 ------------

                                    SHARES

     This corporation is authorized to issue 10,000,000 shares of common stock and each share shall have a par value of $.01. Common stock shall consist of a class of 2,750,000 shares denominated Class A stock, 2,250,000 shares denominated Class B stock, and 5,000,000 shares denominated Class C stock, which classes shall be subject to the following:

     Class A Stock: Class A stock may be issued from time to time in one or more
     -------------
series in any manner permitted by law and the provisions of these Articles of Incorporation of the corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to provisions hereof, the designation, number, preferences, limitations, and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding. The holders of shares of Class A stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times, as may be provided by the Board of Directors in designating a particular series of Class A stock.

     Class B Stock: Class B stock may be issued from time to time in one or more
     -------------
series in any manner permitted by law and the provisions of these Articles of Incorporation of the corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to provisions hereof, the designation, number, preferences, limitations, and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding. The holders of shares of Class B stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times, as may be provided by the Board of Directors in designating a particular series of Class B stock.

     Class C Stock: Class C stock may be issued from time to time in one or
     -------------
more series in any manner permitted by law and the provisions of these Articles of Incorporation of the corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to provisions hereof, the designation, number, preferences, limitations, and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding. The holders of shares of Class C stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times, as may be provided by the Board of Directors in designating a particular series of Class C stock.

     Common stock shall have unlimited voting rights, provided that the holders of Class A stock shall have the right to elect one less than a majority of the members of the Board of Directors, and the holders of Class B stock shall have the right elect one less than a majority of the members of the Board of Directors. The holders of Class A stock, Class B stock, and Class C stock shall have the right in common to elect one (1) member of the Board of Directors, unless otherwise provided by the Board of Directors in the manner set forth above in this Article III.

                                  ARTICLE IV.
                                  -----------

         RIGHTS OF SHAREHOLDERS TO ACQUIRE ADDITIONAL SHARES OF STOCK

     Shareholders shall have no preemptive rights to acquire additional shares of this corporation except as may be provided in the Bylaws of the corporation or in a Shareholders' Agreement between the corporation and its shareholders.

                                  ARTICLE IV.
                                  -----------

                             NO CUMULATIVE VOTING

     At each election for directors, every shareholder entitled to vote at such election has the right to vote in person or by proxy the number of shares in a class held by such shareholder for as may persons as there are directors to be elected by the class of shares held by that Shareholder, subject to the provisions of the Shareholders' Agreement. No cumulative voting for directors shall be permitted.

                                  ARTICLE V.
                                  ----------

                                    BYLAWS

     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws or adopt new Bylaws. Nothing herein shall deny the concurrent power of the shareholders to adopt, alter, amend or repeal the Bylaws.

                                  ARTICLE VI.
                                  -----------

                          REGISTERED OFFICE AND AGENT

     The name of the initial registered agent of this corporation and the address of its initial registered office are as follows:

                         Kinne F. Hawes
                         3200 Columbia Seafirst Center
                         701 Fifth Avenue
                         Seattle, WA 98104-7026

                                 ARTICLE VII.
                                 ------------

                                   DIRECTORS

     A. The number of directors of this corporation shall be determined in the manner specified by the Bylaws and may be increased or decreased from time to time in the manner provided therein, but shall be no less than three (3). The initial Board of

Directors shall consist of three (3) directors whose names and addresses are as follows:

          Name                               Address
          ----                               -------

          Alan Chin                          6855 43rd Avenue N.E.
                                             Seattle, WA 98115

          Curt Lew                           2347 22nd Avenue So.
                                             Seattle, WA 98144

          Ken Sato                           1607 116th Ave. N.E.
                                             Bellevue, WA 98004

     B. The term of the initial directors shall be until the first annual meeting of the shareholders or until their successors are elected and qualified, unless removed in accordance with the provisions of the Bylaws.

                                 ARTICLE VIII.
                                 ------------

           SHAREHOLDER VOTING REQUIREMENTS FOR CERTAIN TRANSACTIONS

     To be adopted by the shareholders, an amendment of the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange, or other disposition of all, or substantially all, of the corporation's assets other than in the usual and regular course of business, or dissolution of the corporation must be approved by each voting group of shareholders entitled to vote thereon by a majority of all the votes entitled to be cast by that voting group, except as otherwise provided by law.

                                  ARTICLE IX.
                                  ----------

                                 INCORPORATOR

     The name and address of the incorporator is as follows:

          Name                               Address
          ----                               -------

          Kinne F. Hawes                     3200 Columbia Seafirst Center
                                             701 Fifth Avenue
                                             Seattle, WA 98104-7026

                                  ARTICLE X.
                                  ---------

                      LIMITATION OF DIRECTORS' LIABILITY

     A director shall have no liability to the corporation or its shareholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a knowing violation of law by the director, or for conduct violating RCW 23B.08.310, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

                                  ARTICLE XI.
                                  -----------

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1.     Right to Indemnification. Each person who was, or is
                    ------------------------
threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the corporation, to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided however, that except as provided in Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director of officer is not entitled to be indemnified under this Section 1 or otherwise.

     Section 2.     Right of Claimant to Bring Suit. If a claim under Section 1
                    -------------------------------
of this Article is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the claimant is not so entitled. Neither the failure of the corporation (including its board of directors, independent -legal counsel or its share-holders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

     Section 3.     Nonexclusivity of Rights. The right to indemnification and
                    ------------------------
the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

     Section 4.     Insurance, Contracts and Funding. The corporation may
                    --------------------------------
maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may, without further shareholder action, enter into contracts with any director or officer of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

     Section 5. Indemnification of Employees and Agents of the Corporation. The
                ----------------------------------------------------------
corporation may, by action of its board of directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

     The undersigned person, of the age of eighteen years or more, as incorporator of this corporation under the Washington Business Corporation Act, adopts these Articles of Incorporation.

     Dated: November 16, 1994

                                        /s/ Kinne F. Hawes
                                        ----------------------------------
                                        Kinee F. Hawes Incorporator

                     CONSENT TO SERVE AS REGISTERED AGENT
                     ------------------------------------

     I, Kinne F. Hawes, hereby consent to serve as Registered Agent, in the State of Washington, for GlobalTel Resources, Inc. I understand that as agent for the corporation, it will be my responsibility to receive service of process in the name of the corporation; to forward all mail to the corporation; and to immediately notify the office of the Secretary of State in the event of my resignation, or of any changes in the registered office address of the corporation for which I am agent.


November 16, 1994                       /s/ Kinne F. Hawes
                                        -------------------------------
                                        Signature of Registered Agent
                                        3200 Columbia Seafirst Center
                                        701 Fifth Avenue
                                        Seattle, WA 98104-7026

                              STATE OF WASHINGTON

________________________________________________________________________________

                              [SEAL APPEARS HERE]

               ------------------------------------------------
                              SECRETARY OF STATE
               ------------------------------------------------

I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal,


hereby certify this certificate that the attached is a true and correct copy of


                             ARTICLES OF EXCHANGE

                                      of

                           GLOBALTEL RESOURCES, INC.



                 as filed in this office on December 29, 1995.




[SEAL APPEARS HERE]

                                             Date: March 7, 1997
                                          Given under my hand and the Seal of
                                          the State of Washington at Olympia,
                                          the State Capital

                                          /s/ Ralph Munro
                                          ----------------------------------
                                          Ralph Munro, Secretary of State

                                          E. KELLY

________________________________________________________________________________

                              STATE OF WASHINGTON

________________________________________________________________________________

                              [SEAL APPEARS HERE]

               -----------------------------------------------
                              SECRETARY OF STATE
               -----------------------------------------------


I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby certify that

                             ARTICLES OF EXCHANGE


                                      of

                           GLOBALTEL RESOURCES, INC.


A                          Washington Profit                        CORPORATION,


WAS/WERE FILED FOR RECORD IN THIS OFFICE ON THE DATE INDICATED BELOW.


Articles of Exchange between GLOBALTEL RESOURCES, INC. and GFP GROUP, INC., both Washington corporations, whereby GLOBALTEL RESOURCES, INC. is the acquiring corporation


CORPORATION NUMBER:  601 586 302                         DATE: December 29, 1995



                                   Given under my hand and the seal of the State of Washington, at Olympia, the State Capitol.


                                                  /s/ RALPH MUNRO
                                   ---------------------------------------------
                                        Ralph Munro, Secretary of State

________________________________________________________________________________

                                                            [STAMP APPEARS HERE]


                          ARTICLES OF SHARE EXCHANGE
                                      OF
              GLOBALTEL RESOURCES, INC., A WASHINGTON CORPORATION
                                      AND
                   GFP GROUP, INC., A WASHINGTON CORPORATION

     Pursuant to the provisions of RCW 23B.11.050, the following Articles of Share Exchange are executed for the purpose of exchanging all of the voting common stock of GFP GROUP, INC., a Washington corporation, a Washington corporation ("GFP") on a one-for-one basis for the voting common stock of GLOBALTEL RESOURCES, INC., a Washington corporation ("GlobalTel").


     1. The Plan and Agreement of Share Exchange approved by the Board of Directors of GFP and the Board of Directors of GlobalTel is attached hereto as Exhibit A.
---------

     2. The Plan and Agreement of Share Exchange was approved by the stockholders of GFP and GlobalTel pursuant to RCW 23B.11.030.

     3. This share exchange shall be effective on such date as these Article of Share Exchange are filed in the office of the Washington Secretary of State pursuant to RCW 23B.11.050.


     Dated: December 29, 1995.

                                             GLOBALTEL RESOURCES, INC.,
                                             a Washington corporation


                                             By /s/ Curtis E. Lew
                                                ----------------------------
                                                Curtis E. Lew
                                                Its Vice President

                                   EXHIBIT A
                                   ---------

                     PLAN AND AGREEMENT OF SHARE EXCHANGE
            OF GLOBALTEL RESOURCES, INC., A WASHINGTON CORPORATION
              TO ACQUIRE ALL OF THE ISSUED AND OUTSTANDING SHARES
                 OF GFP GROUP, INC., A WASHINGTON CORPORATION


     This Plan and Agreement of Share Exchange (this "Plan") sets forth the terms and conditions under which GLOBALTEL RESOURCES, INC., a Washington corporation ("GLOBALTEL") is to acquire by a share exchange all of the issued and outstanding voting common stock of GFP GROUP, INC., a Washington corporation "(GFP"). GlobalTel and GFP are sometimes referred to jointly as the "Corporations."

                                   RECITALS

     A. Each of the Corporation are corporations organized and existing under the laws of the State of Washington.

     B. The shareholders and directors of each of the Corporation have deemed it advisable for the mutual benefit of the Corporations and their respective shareholders that GlobalTel acquire all of the issued and outstanding shares of voting common stock of GFP by exchanging one share of GlobalTel's voting common stock for one outstanding share of voting common stock of GFP, pursuant to the provisions of the Washington Business Corporation Act (the "Share Exchange").

     In accordance with the laws of the state of Washington, the Plan of Share Exchange is as follows:

     1. ACQUISITIOIN BY GLOBALTEL. GlobalTel Resources, Inc. shall acquire all of the issued and outstanding voting common stock of GFP Group, Inc.

     2. TERMS AND CONDITIONS OF EXCHANGE. At the effective time of this Share Exchange, GlobalTel shall issue to the owner of each share of the issued and outstanding voting common stock of GFP, one share of its voting common stock, par value $.01.

     3. EFFECTIVE TIME. As used in this PLAN, the "Effective Time of the Merger" shall mean the date on which executed counterparts of the Articles of Share Exchange have been duly filed by GlobalTel in the office of the Washington Secretary of State pursuant to RCW 23B.11.050. Notwithstanding anything herein to the contrary, failure or refusal of the parties thereto to execute, or the subsequent termination of, a definitive Share Exchange Agreement setting forth the terms and conditions of the exchange of shares described herein shall terminate this Agreement.

                              STATE OF WASHINGTON

________________________________________________________________________________

                              [SEAL APPEARS HERE]

               ------------------------------------------------
                              SECRETARY OF STATE
               ------------------------------------------------

I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal,



hereby certify this certificate that the attached is a true and correct copy of

                             ARTICLES OF AMENDMENT

                                      of

                           GLOBALTEL RESOURCES, INC.



                 as filed in this office on December 29, 1995



[SEAL APPEARS HERE]

                                    Date: March 7, 1997
                                   Given under my hand and the Seal of the State of Washington at Olympia, the State Capital


                                   /s/ RALPH MUNRO
                                   ---------------------------------------------
                                   Ralph Munro, Secretary of State

                                     E.KELLY
________________________________________________________________________________

                              STATE OF WASHINGTON

________________________________________________________________________________

                              [SEAL APPEARS HERE]

               ------------------------------------------------
                              SECRETARY OF STATE
               ------------------------------------------------

I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

                           CERTIFICATE OF AMENDMENT

                                      to

                           GLOBALTEL RESOURCES, INC

a Washington Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.


U.B.I. Number: 601 586 302                          Date: December 29, 1995

                                   Given under my hand and the seal of the State of Washington, at Olympia, the State Capital


                                   /s/ Ralph Munro
                                   ----------------------------------
                                   Ralph Munro, Secretary of State

________________________________________________________________________________

                                                            [STAMP APPEARS HERE]


                           ARTICLES OF AMENDMENT OF
                           GLOBALTEL RESOURCES, INC.


     Pursuant to RCW Ch. 23B.10, the following Articles of Amendment are executed by the undersigned corporation, a Washington corporation.

     1. The name of the corporation is GlobalTel Resources, Inc.

     2. Article III is amended to reclassify the corporation's common stock into Common Stock of one class, par value $.01, and to authorize the issuance of 20,000,000 shares of Common Stock and 5,000,000 million shares of Preferred Stock. Article III is therefore amended to read in its entirety as follows:

                                  ARTICLE III
                                  -----------

                            SHARES; SHARE EXCHANGE

     (a) This corporation is authorized to issue 20,000,000 shares of Common Stock of one class, par value $.01. Common Stock shall have unlimited voting rights.

     (b) This corporation is authorized to issue 5,000,000 shares of Preferred Stock, and each share shall have a par value of $.01.

          (i) The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and these Articles of Incorporation of the corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designations, preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

          (ii) The holders of shares of Preferred Stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors in designating a particular series of

Preferred Stock. If such dividends on the Preferred Stock shall be cumulative, then if dividends shall not have been paid, the deficiency shall be fully paid or the dividends declared and set apart for payment at such rate, but without interest on cumulative dividends, before any dividends on the Common Stock shall be paid or declared and set apart for payment. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

          (iii) The Preferred Stock may be redeemable at such price, in such amount, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by the corporation to the extend legally permissible.

          (iv) In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock and dividends accrued thereon to the date of such payment. The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution, or winding up of the affairs of the corporation, other than the distributive amounts referred to in this section, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

          (v) Shares of Preferred Stock may be convertible into Common Stock of the corporation upon such terms and conditions, at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

          (vi) Holders of Preferred Stock shall have such voting rights, if any, as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

     3.   Article IV is amended in its entirety to read as follows:

                                  ARTICLE IV
                                  ----------

                               PREEMPTIVE RIGHTS

     No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

     4.   Article V is amended in its entirety to read as follows:

                                   ARTICLE V
                                   ---------

                             NO CUMULATIVE VOTING

     At each election for directors, every shareholder entitled to vote at such election has the right to vote in person or by proxy the number of shares held by such shareholder for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted.

     5.    Article VIII is amended in its entirety to read as follows:

                                 ARTICLE VIII
                                 ------------

                                   DIRECTORS

     The number of directors of this corporation shall be determined in the manner specified by the Bylaws and may be increased or decreased from time to time in the manner provided therein.

     6.   Article IX is amended in its entirety to read as follows:

                                  ARTICLE IX
                                  ----------

           SHAREHOLDER VOTING REQUIREMENTS FOR CERTAIN TRANSACTIONS

     To be adopted by the shareholders, an amendment of the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange; or other disposition of all, or substantially all, of the corporation's assets other than in the usual and regular course of business, or dissolution of the corporation must be approved by a majority of all the shares entitled to vote thereon, except as otherwise provided by law.

     7. To accomplish the reclassification of common stock set forth in the amendment to Article III, each share of Class A, Class B, Class C, all Series, common stock, $.01 par value, which is outstanding immediately prior to the effective date of these Articles of Amendment, shall be exchanged for one share of voting Common Stock, $.01 par value, upon the effectiveness of these Articles of Amendment.

     8. The foregoing amendments are effective upon filing of these Articles of Amendment with the Secretary of State of the State of Washington.

     9.   The date of the adoption of these amendments is December 29, 1995.

     10. These amendments were duly approved by the shareholders of the corporation in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

     These Articles of Amendment are executed by said corporation by its duly authorized officer.

     Dated:    December 29, 1995

                              GLOBALTEL RESOURCES, INC.

                              By /s/ Curtis Lew
                                ----------------------
                                Curtis Lew
                                VICE PRESIDENT

                              STATE OF WASHINGTON

                              [SEAL APPEARS HERE]

                              SECRETARY OF STATE

I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby issue this certificate that according to the records on file in this office,

                    CERTIFICATE OF EXISTENCE/AUTHORIZATION

                                      OF

                           GLOBALTEL RESOURCES, INC.

    I FURTHER CERTIFY that the records on file in this office show that the above named profit corporation was formed under the laws of the State of Washington and was issued a certificate of incorporation in Washington on
                               November 17, 1994

   I FURTHER CERTIFY that as of the date of this certificate, no Articles of Dissolution have been filed, and that the corporation is duly authorized to transact business in the corporate form in the State of Washington.


[SEAL APPEARS HERE]              Date:  March 7, 1997
                                   Given under my hand and the Seal of the State of Washington at Olympia, the State Capital

                                   /s/ Ralph Munro
                                   -------------------------------
                                   Ralph Munro, Secretary of State

                                   E. Kelly